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                                                                    EXHIBIT 99.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                               -------------------
                        (Date of earliest event reported)


                      STUDENT LOAN FUNDING 1999 - A/B TRUST
             (Exact name of registrant as specified in its charter)


           Delaware                       333-64283              31-1599686
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                        ONE WEST FOURTH STREET, SUITE 310
                             CINCINNATI, OHIO 45202
                                 (513) 763-4415
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 NOT APPLICABLE.
   (Registrant's former name or former address, if changed since last report)





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Item 5.           Other Events.

                  Pursuant to the Indenture of Trust (the "Indenture"), dated as of _____________, among Student Loan Funding 1999 - A/B Trust, as Issuer (the "Issuer"), Student Loan Funding Riverfront LLC, as Depositor (the "Depositor"), and Firstar Bank, N.A. as Trustee (the "Trustee"), the Trustee delivered to the noteholders the statement required by the Indenture, which statement is being filed as Exhibit 99.1 to this Form 8-K, and based thereon the Trustee is required to make distributions to the holders of the Issuer's Senior LIBOR Rate Notes Series 1999A-1, Senior LIBOR Rate Notes Series 1999A-2 and Subordinate LIBOR Rate Notes Series 1999B-1.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                  The following exhibit is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

                  Exhibit No.       Description
                  -----------       -----------
                  99.1              Noteholders' Statement, dated
                                                                  --------------




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Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


                          FIRSTAR BANK, N.A., not in its individual capacity but solely in its capacity as Co-owner Trustee for STUDENT LOAN FUNDING 1999 - A/B TRUST


Date:                     By:
       ----------                 -----------------------
                                  Brian J. Gardner
                                  Vice President & Trust Officer





                                  EXHIBIT INDEX
                                  -------------

Exhibit           Description of Exhibit
-------           ----------------------
99.1              Noteholders' Statement, dated
                                                ---------------





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                                                                    Exhibit 99.1


Noteholders' Statement for Student Loan Funding 1999 - A/B Trust
Student Loan Senior & Subordinate Asset Backed Notes for Collection Period Ending:____________

CUSIP
Senior Series 1999 A-1                                          ----------------

Senior Series 1999 A-2                                          ----------------

Subordinate Series 1999 B-1                                     ----------------

DISTRIBUTION DATE                                               ----------------

(a)  Principal Factor
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

(b)  Amount of principal being paid or distributed:
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

(c)  Amount of interest being paid or distributed based upon the Formula Rate:
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

     Formula Interest Rates
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

     Interest Rates if they were based upon the Net Loan Rate
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

(d)  Amount of distribution allocable to any Noteholders' Interest Carryover:
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

(e)  Pool Balance at end of preceding Collection Period:
                  (i)             Parity Percentage
                  (ii)            Senior Parity Percentage





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(f)  After giving effect to distributions on this Distribution Date:
                  (i)             1999 A-1 Notes:
                  (ii)            1999 A-2 Notes:
                  (iii)           1999 B-1 Notes:

     Total Series A Notes outstanding:
     Total Notes outstanding:

(g) Amount of Program Operating Expenses to be allocated for the upcoming Distribution Date:

(h)  (i)   Aggregate amount of Realized Losses (if any) for the Collection
           Period immediately preceding the Distribution Date:
     (ii) Amount received for recoveries of Realized Losses from a previous Collection Period
                  (a) interest
                  (b) principal

(i)  (i)   Amount of distribution attributable to the Reserve Fund:
     (ii)  Amount of distribution attributable to the Acquisition Fund:
     (iii) Amount of distribution attributable to other Indenture accounts:
     (iv)  Reserve Fund Balance:
     (v)   Acquisition Fund Balance:
     (vi)  Other Indenture Account Balances:
     (vii) Amount of Parity Percentage Payments:

(j) The aggregate amount paid for Financed Student Loans purchased by the trust during the immediately preceding Collection Period:

(k)  Amount of Financed Student Loans:
     (i)   that are 31 through 60 days delinquent:
     (ii)  that are 61 through 90 days delinquent:
     (iii) that are 91 through 120 days delinquent:
     (iv)  that are more than 120 days delinquent:
     (v) for which claims have been filed with the appropriate Guaranty Agency, guarantor, or escrow fund and which are awaiting payment:




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